                                       EXHIBIT 10.21

                      CONTRIBUTION AGREEMENT


     CONTRIBUTION AGREEMENT dated as of May 13, 1996 between XL Vision, Inc., a Delaware corporation ("XL"), and MicroVision, Inc., a Delaware corporation ("MV").

     WHEREAS, XL wishes to reorganize certain of its businesses; and

     WHEREAS, as part of that reorganization, XL wishes to contribute certain assets and technology to MV in consideration for common stock, par value $.01 per share ("Common Stock"), of MV and the assumption by MV of certain liabilities and obligations of XL;

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and agreements herein contained and intending to be legally bound hereby, the parties hereto hereby agree as follows:

     1. Contribution of Assets. XL hereby transfers and assigns to MV, and MV accepts, all of XL's right, title and interest in and to all XL's assets, properties, and rights, tangible and intangible, wherever situated, specifically related to XL's MicroVision business (the "Business"), including without limitation:

        (i) those assets and properties listed on Schedule A attached hereto or reflected on the balance sheet attached hereto (the "Balance Sheet"), with only such changes therein as shall have occurred in the regular and ordinary course of the Business since the date of the balance sheet,

       (ii) all rights of XL under all agreements, contracts, arrangements, commitments, leases, patents, copyrights, trademarks, trade names, applications for patents, copyrights, trademarks or trade names, proposals, licenses, permits, authorizations, instruments and other documents related to the Business,

      (iii) all intellectual property rights, technical information and know-how, and all documentation therfor, related to the Business, and

       (iv) the business, operations and goodwill of the Business as a going concern (collectively referred to as the "Assigned Assets").

     XL will, from time to time, at the reasonable request of MV and without any further consideration, execute and deliver, or cause to be executed and delivered, such additional instruments, notices, releases, certificates, powers of attorney, assurances, assignments, bills of sale, and other documents and do all such further acts as MV may reasonably require in order to effectively transfer the Assigned Assets.

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    2.   Assumption of Liabilities. MV hereby assumes and agrees to pay, perform and discharge when due, and become directly and solely responsible for, all of the liabilities and obligations of XL related specifically to the Business as set forth below (the "Assumed Liabilities");

        (i) all liabilities listed on a schedule A or disclosed on the Balance Sheet which have not been paid or discharged prior to the date hereof;

       (ii) all liabilities of the Business arising in the ordinary course of business between March 31, 1996 and the date hereof, to the extent that the same have not been paid or discharged prior to the date hereof; and

      (iii) all liabilities and obligations of XL in respect of the agreements, contracts, licenses, arrangements, commitments, leases, proposals, licenses, permits, authorizations, instruments, and other documents specifically related to the Business, including without limitation those agreements, contracts, etc. listed on Schedule A.

    MV will, from time to time, at the reasonable request of XL and without any further consideration, execute and deliver, or cause to be executed and delivered, such additional instruments, notices, releases, certificates, powers of attorney, assurances and other documents and do all such further acts as XL may reasonably require in order for MV to effectively assume the Assumed Liabilities.

    3.  Stock Issuance.   In consideration of the transfer of the Assigned
Assets, MV hereby issues and sells to XL 1,545,000 shares of its Common Stock, par value $.01 per share, and its delivering to XL a certificate for such shares, which shall be free and clear of all liens and encumbrances, fully paid and nonassessable.

    4. Entire Agreement. This Agreement and the Schedule A hereto and the Balance Sheet contain the entire agreement of the parties with respect to the subject matter hereof and there are no agreements, understandings, representations or warranties between the parties other than those set forth or referred to herein. This Agreement is not intended to confer upon any person not a party hereto (and their successors and assigns permitted herein) any rights or remedies hereunder.

    5. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

    6. Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought.

    7. Governing Law. This Agreement shall be governed by and constructed in accordance with the laws of the State of Delaware without reference to the choice of law principles thereof.

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     8.  Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall be considered one and the same instrument.

     IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the parties as of the date first above written.

                                   XL VISION, INC.


                                   By: /s/ John Scott
                                      -------------------------------------

                                   Name: John Scott
                                        -----------------------------------


                                   MICROVISION MEDICAL SYSTEM, INC.

                                   By: /s/ Michael Shiff
                                      -------------------------------------

                                   Name: Michael Shiff
                                        -----------------------------------


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MicroVision Medical Systems, Inc.
Balance Sheet

(estimated)




                                                         30-Apr-96
-----------------------------------------------------------------------

Assets:
 Inventories
  Stock Status Inventory                              $    90,000
  Project Capitalization                                  140,000


 Property & Equipment                                     160,000

 License Fees                                             100,000
 Intangable Assets - Capitalized costs                    280,000
                                                          -------

 Total Assets                                             770,000
                                                          -------
                                                          -------

Liabilities:
Accounts Payable                                          100,000

Accrued Payroll & Benefits
  Accrued Payroll                                          25,000
  Accrued Vacation                                         32,000
  Accrued FICA                                              4,400

Due To XL Vision                                        5,008,600
                                                        ---------

Total Liabilities                                       5,170,000

Accumulated Retained Deficit                           (4,400,000)

Total Liabilities and Equity                          $   770,000
                                                          -------
                                                          -------
